UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2016

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND 001-33177 22-1897375

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification Number)

3499 Route 9N, Suite 3D, Freehold, NJ 07728

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, Monmouth Real Estate Investment Corporation (the “Company”), entered into an amended and restated Employment Agreement (the “Employment Agreement”), with Michael P. Landy, President and Chief Executive Officer, effective as of October 1, 2016. The Employment Agreement has an initial term of five years, and is renewed automatically for a new five year term on the first day of each calendar quarter after the effective date unless otherwise terminated. Pursuant to the terms of the Employment Agreement, Mr. Landy is entitled to receive an annual base salary of $750,000 for fiscal year 2017, $787,500 for fiscal year 2018, $826,875 for fiscal year 2019, $868,219 for fiscal year 2020, and $911,623 for fiscal year 2021. For fiscal years after 2021, Mr. Landy’s base salary shall be set by the Compensation Committee of the Company’s Board of Directors but will be no less than his base salary for the preceding year. Mr. Landy will be eligible for annual cash bonuses based on the Company’s achievement of certain performance objectives specified in the Employment Agreement as determined by the Compensation Committee. Mr. Landy will also be entitled to equity awards of up to 25,000 shares of restricted stock each year based on achievement of performance objectives as determined by the Compensation Committee. Mr. Landy is also entitled to a signing bonus of $400,000 in recognition of the substantial progress that the Company has made under his leadership.

Under the Employment Agreement, if Mr. Landy’s employment is terminated for any reason, either voluntarily or involuntarily, including the death of Mr. Landy or termination for cause, Mr. Landy shall be entitled to the base salary plus base target bonuses due under the Employment Agreement for the remaining term of the Employment Agreement.

The Employment Agreement also provides that, upon a change of control of the Company (as defined in the Employment Agreement), the Employment Agreement will automatically renew for five years from the date of the change in control. Additionally or alternatively, if a change of control occurs, Mr. Landy shall have the right to terminate the Employment Agreement and continue to receive the base salary plus base target bonuses and restricted stock awards he would have been entitled to receive during the remaining term of the Employment Agreement. In addition, provided that Mr. Landy is actively employed by the Company as of the consummation of a change of control, Mr. Landy shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee.

The Employment Agreement entitles Mr. Landy to customary fringe benefits, including vacation, life insurance and health benefits and the right to participate in the Company’s 401(k) retirement plan.

The above summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed herewith as Exhibit 10.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated January 11, 2016, between Monmouth Real Estate Investment Corporation and Michael P. Landy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller

KEVIN S. MILLER

Chief Financial and Accounting Officer

Date January 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 11, 2016, between Monmouth Real Estate Investment Corporation and Michael P. Landy